Exhibit 99.2

                NOTICE OF GUARANTEED DELIVERY FOR

                   CONTINENTAL AIRLINES, INC.

          This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Continental Airlines, Inc. (the "Company") made pursuant to the Prospectus, dated June __, 1996 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Certificates are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust Company (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Certificates pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

          Delivery to:  Wilmington Trust Company, Exchange Agent

By Mail, Overnight Delivery:                          By Hand:
Wilmington Trust Company
Wilmington
Trust Company
1100 North Market Street
1105 North
Market Street, 1st Floor
Wilmington, Delaware  19890-0001   Wilmington, Delaware  19890
Attention:  Jill Rylee
Attention:
Corporate Trust Operations


                     Facsimile Transmission:
                         (302) 651-1079

                      Confirm by Telephone:
                         (302) 651-8869
                           Jill Rylee

          Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

          Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Certificates set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer - Guaranteed
Delivery Procedures" section of the Prospectus.


Principal Amount of Old Certificates Tendered:

                                                              If
Old
Certificates will be
$______________________________ delivered by book-entry transfer to
                                                              The
Depositary Trust Company,

provide
account number.
Certificate Nos. (if available):

_______________________________

Total Principal Amount Represented
by Old Certificates Certificate(s):

$_____________  _______________ Account
Number_____________________